UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 20, 2010

DRAGON PHARMACEUTICAL INC.
(Exact name of registrant as specified in its charter)

Florida (State or Other Jurisdiction of Incorporation)	0-27937 (Commission File Number)	65-0142474 (IRS Employer Identification No.)

650 West Georgia Street, Suite 310 Vancouver, British Columbia (Address of Principal Executive Offices)	V6B 4N9 (Zip Code)

(604) 669-8817
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ X ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8- Other Events

Item 8.01.            Other Events.

On April 20, 2010, Dragon Pharmaceutical Inc. (the “Company”), was served with a complaint filed on April 16, 2010, in the Circuit Court of the Fifteenth  Judicial Circuit for Palm Beach County, State of Florida, against the Company, and each of its directors.   Mr. Yanlin Han, a director and Chief Executive Officer of the Company and its largest stockholder, was also named as defendant in the lawsuit, along with Datong Investment Inc. which is a company controlled by Mr. Han.

The action was brought by Mr. Kwok-Bun Ho, an alleged stockholder, on behalf of himself and all others similarly situated, and relates to the proposed merger contemplated by the Agreement and Plan of Merger dated March 26, 2010, by and among, the Company, Chief Respect Limited, Datong Investment Inc., and Mr. Han (the “Agreement”). The complaint alleges, among other things, that the directors of the Company breached their fiduciary duties to stockholders in connection with the proposed merger; that the merger consideration of $0.82 per share is inadequate; and that certain terms of the Agreement relating to the non-solicitation provision and termination fee unfairly benefit Mr. Han  at the expense of the other stockholders.

The complaint seeks, among other things, injunctive relief to enjoin the Company and directors from consummating the proposed merger, along with legal costs, including attorneys’ and experts’ fees. The Company and its directors believe that the allegations in the complaint are without merit and intend to vigorously defend against the claims and causes of action asserted in this legal matter.

Additional Information and Where to Find It

In connection with the proposed merger, the Company has filed with the Securities and Exchange Commission (the “SEC”) a Schedule 13E-3, and  a preliminary proxy statement for the meeting of stockholders of the Company to be convened to approve the merger.   BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, THE COMPANY’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING THE DEFINITIVE PROXY STATEMENT, WHEN IT BECOMES AVAILABLE) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  When completed a final proxy statement will be mailed to our stockholders. Investors and stockholders may obtain a free copy of the proxy statement when it becomes available, and other documents filed by us with the SEC, at the SEC's web site at http://www.sec.gov. Free copies of the proxy statement, when it becomes available, and our other filings with the SEC may also be obtained from us. Free copies of our filings may be obtained by directing a request to Dragon Pharmaceutical, Inc., 650 West Georgia Street, Suite 310,Vancouver, British Columbia, Canada V6B 4N9 Attention: Maggie Deng, Secretary.

The Company and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be "participants" in the solicitation of proxies from our stockholders with respect to the proposed merger. Information regarding the persons who may be considered "participants" in the solicitation of proxies will be set forth in our proxy statement relating to the proposed merger when it is filed with the SEC. Information regarding certain of these persons and their beneficial ownership of our common stock as of March 15, 2010, is set forth in our preliminary proxy statement which was filed with the SEC on April 1, 2010. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

The press release is included as Exhibit 99.1 to this report and incorporated by reference in its entirety into this Item 8.01.

Section 9-Financial Statements and Exhibits

Item 9.01            Financial Statements and Exhibits.

Exhibit No.                                Exhibit Description

99.1	Press release dated April 22, 2010 titled “Complaint Filed Regarding Proposed Merger”

The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

Portions of this report may constitute “forward-looking statements” defined by federal law.  Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different.  A number of the matters discussed in this report that are not historical or current facts deal with potential future circumstances and developments, in particular, whether and when the transactions contemplated by the merger agreement will be consummated. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: any conditions imposed on the parties in connection with consummation of the transactions described herein; approval of the merger by our stockholders; satisfaction of various other conditions to the closing of the transactions described herein; and the risks that are described from time to time in our reports filed with the SEC, including our Annual Report on Form 10–K for the year ended December 31, 2009. This report speaks only as of its date, and we disclaim any duty to update the information herein.  Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995.  Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRAGON PHARMACEUTICAL INC.,
a Florida Corporation

Dated:  April 22, 2010                                                          /s/ Maggie Deng
Maggie Deng
Chief Operating Officer